Exhibit 3.263

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HELICON PARTNERS I, L.P.

This Certificate of Limited Partnership of Helicon Partners I, L.P. (the “Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.	The name of the Partnership is Helicon Partners I, L.P.

2.	The address of the registered office of the Partnership in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The Partnership’s registered agent at that address is The Corporation Trust Company.

3.	The name and address of the general partner of the Partnership is as follows:

Baum Investments, Inc.

630 Palisade Avenue

Englewood Cliffs, New Jersey 07632

IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 30th day of November, 1994.

Baum Investments, Inc., General Partner

By:	/s/ Theodore Baum
Theodore Baum, President

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1.	Name of Limited Partnership is Helicon Partners I, L.P.

2.	Date of original filing with Delaware Secretary of State is November 30, 1994.

I, Baum Investments, Inc., General Partner of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

BAUM INVESTMENTS, INC. General Partner

By:	/s/ Theodore B. Baum
Theodore B. Baum, President

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1.	Name of Limited Partnership: Helicon Partners I, L.P..

2.	Date of original Filing with Delaware Secretary of State November 30, 1994.

I, Gregory A. Kriser, Executive Vice President of Baum Investments, Inc., General Partner of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

Baum Investments, Inc.
General Partner

/s/ Gregory A. Kriser
Gregory A. Kriser Vice President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HELICON PARTNERS I, L.P.

HELICON PARTNERS I, L.P., a limited partnership organized and existing under and by virtue of the Revised Uniform Limited Partnership Act of the State of Delaware, DOES HEREBY CERTIFY:

1.	Article 2 of the Certificate of Limited Partnership is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

4.	Article 3 of the Certificate of Limited Partnership is hereby amended as follows:

: The name and address of the general partner of the Partnership is: Charter Helicon, LLC, 12444 Powerscourt Drive, Suite 100, St. Louis, Missouri 63131.

5.	That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 9th day of December, 1999.

CHARTER HELICON, LLC
General Partner

By:	/s/ Marcy Lifton
Marcy Lifton, Vice President